UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-A Parts II & III

PART II - OFFERING CIRCULAR

SCOTTLINE HEALTHCARE SOLUTIONS, INC.
(Name of the issuer)

]

6575 West Loop South, Suite 140, Bellaire, TX 77401
Telephone: 832-938-4561
www.scottlinehealth.com
(Full mailing address of the issuer's principal executive offices)

With a copy to:
Cutler Law Group
2800 Post Oak Blvd, Suite 4100
Houston, TX 77056
Telephone: (731) 888-0040
Facsimile: (800) 836-0714

June 24, 2016
(Date of the offering circular)
Series A 10% Convertible Preferred Stock 3,000,000 Shares
Minimum Purchase 25,000 Shares
	Price to public		Underwriting discount and commissions		Proceeds to issuer	Proceeds to other persons
Per preferred share:	$1.00		N/	A	$1.00	N/	A
Total	$3,020,000	[1]	N/	A	$3,000,000	$20,000
Common Shares	$1.00	[2]	N/	A		$300,000
1.	3,000,000 shares of preferred stock offered by the Company. 20,000 shares of preferred stock by a selling shareholder
2.	300,000 shares of common stock are registered for sale by selling shareholders.
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14.	olders.

(Title and amount of securities offered)

No underwriter or underwriters are involved with this offering,
(The name of the underwriter of underwriters)
See "Summary and Risk Factors" beginning on page 4.
June 24, 2016
(Approximate date of commencement of proposed sale to the public)

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THEOFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THECOMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.
Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

TABLE OF CONTENTS

Summary                                                                                                                                                                               4
Forward Looking Statements                                                                                                                                                                              6
Risk Factors                                                                                                                                                                              7
Use of Proceeds                                                                                                                                                                              11
Plan of Distribution                                                                                                                                                                              13
Description of Securities                                                                                                                                                                              14
Selling Shareholders                                                                                                                                                                              17
Description of Business                                                                                                                                                                              18
Description of Property                                                                                                                                                                              24
Management's Discussion and Analysis of Financial Condition and Results of Operations 25
Directors and Executive Officers                                                                                                                                                                              26
Compensation of Directors and Executive Officers                                                                                                                                                                              27
Security Ownership of Management and Certain Beneficial Owners                                                                                                                                                                              30
Certain Relationships and Related Transactions                                                                                                                                                                              30
Part F/S - Financial Statements                                                                                                                                                                              14
Balance Sheet
Statement of Operations
Statements of Stockholders' Equity
Statement of Cash Flows
Notes to Financial Statements
Part III - Exhibits
Index of Exhibits
Exhibit A: Articles of Incorporation
Exhibit B: Bylaws
Signatures

Prospectus Summary

The following summary highlights information contained elsewhere in this Prospectus.  It may not contain all of the information that is important to you.  You should read the entire Prospectus carefully, especially the discussion regarding the risks of investing in Scottline Healthcare Solutions, Inc. Series A 10% Convertible Preferred Stock under the heading "Risk Factors" before investing.

THE OFFERING

Securities offered by us	We are offering 3,000,000 shares of Series A 10% Convertible Common Stock.

Series A 10% Convertible Preferred Stock
Each share of Series A 10% Convertible Preferred Stock pays a dividend quarterly at an annual rate of 10% and is convertible at the option of the holder into common shares at a rate of the greater of (i) 70% of the 20 day weighted average price of the Company's common stock or (ii) $1.00 per share.  In the event the Company's common stock trades at $2.00 per share for 20 consecutive trading days, the Company can require the holder to convert into common stock.

Common stock outstanding before this offering	15,000,000 shares of common stock.

Common Stock outstanding after this offering	18,020,000, assuming full conversion of the Series A 10% Convertible Preferred Stock at the minimum conversion rate.

Use of proceeds
We intend to use the net proceeds from this offering (i) to market and promote our innovative technology to doctors and other healthcare operations and (ii) for general working capital purposes. See "Use of Proceeds" on page 13.

Selling Shareholders
This prospectus also relates to 20,000 shares of Series A 10% Convertible Preferred Stock (the "Legal Shares") we issued for legal services.  This prospectus also relates to 300,000 shares of our commons stock we have registered for Company affiliates.  We have agreed with these parties to include their shares in this Registration Statement.

Market for the common stock
We intend to apply for trading of our common stock initially on the OTC Markets Group "Pink" market, and then later on other established stock markets.  However, there is not yet an established public trading market for common stock.

Risk Factors	You should read the "Risk Factors" section of this prospectus for a discussion of factors to consider before deciding to purchase our securities.

Business

Scottline Healthcare Solutions ("Scottline" or the "Company"), has a strong reputation in healthcare IT solutions.  Scottline's analytics deliver result oriented solutions to optimize the revenue cycle for healthcare providers to minimize loss and maximize return on investment.

Scottline offers its healthcare analytics solutions on big data and enables decision-support capabilities.  Scottline's population analytics enables health plans, Accountable Care Organizations, hospitals and health systems and regional health information exchanges to better manage population risk, network management, clinical outcomes, population health management, patient population messaging and patient engagement.

Scottline enables clients with Techno-Functional Healthcare Consulting Expertise with more than 18 years in the healthcare industry and has its presence in office locations in Houston, San Francisco bay area and India.

Although we have been in business since 2013, we formed Scottline Healthcare Solutions, Inc. in May 2016.  Our corporate headquarters is in Houston at 6575 West Loop South, Suite 140, Bellaire, TX 77401 and our telephone number is (832) 938-4561.  We also have offices in Santa Clara, California and in Hyderabad, Telangana, India.
Risks Relating to Our Business and Industries

Our business is subject to a number of risks.  These risks are further described in the section titled "Risk Factors".

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital.  Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks, and the market or trading price of our securities could decline due to any of these risks.  In addition, please read "Disclosure Regarding Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.  Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risk Factors Concerning Our Business and Operations

Early Stage of Development
The Company's business has had a limited history of operations and is in the early stage of development.  As such, the Company will be subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues.  There is no assurance that the Company will be successful in achieving a return on shareholders' investment and the likelihood of success must be considered in light of its early stage of operations.
Future Capital Requirements
The Company will require additional financing in addition to funds to be raised in this offering in order to carry out its long-term business plan and to grow and expand its operations.  It intends to raise additional funds through private or public sales of debt and equity securities, through bank financings, or otherwise.  It is possible that required future financing will not be available or, if available, will not be available on favorable terms.  If the Company issues shares to finance its operations or expansion plans, control of the Company may change and its shareholders may suffer dilution of their investment.  If adequate funds are not available, or are not available on acceptable terms, the Company may not be able to take advantage of opportunities, or otherwise respond to competitive pressures and remain in business.
As of the date of this Prospectus, other than this proposed offering there are no additional sources of financing that have been identified by the Company and there can be no assurance any will be available.  If future financing is not available on terms that are commercially acceptable to the Company, then operations may be decreased or halted, the value of the Company Shares could decline and investors could lose some or all of their investments in the company.
Management of Growth
The Company's business plan includes an aggressive strategy of acquisition and growth.  Any expansion of the Companies business may place a significant strain on its financial, operational and managerial resources.  There can be no assurance that the Company will be able to implement and subsequently improve its operations and financial systems successfully and in a timely manner in order to manage any growth it experiences.  There can be no assurance that the Company will be able to manage growth successfully.  Any inability of the Company to manage growth successfully could have a material adverse effect on its business, financial condition and results of operations.
Technological changes could render our current and future technologies obsolete.
Technological changes could cause certain of our software related operations to become uncompetitive or obsolete, which could have a material adverse effect on our operations and planned operations.  The analytics and information generation industry is rapidly evolving and highly competitive.  Our efforts may be rendered obsolete by the technological advances of other technology, and other technologies may prove more advantageous.  If this occurs, our future sales and profits, if any, could be diminished.
Dependence on Management and Employees
Holders of the Company Shares must rely upon the experience and expertise of the management and employees of the Company.  The Company's success is dependent upon its ability to attract and retain experienced management and employees, including Venkat Garikapati, our Chief Executive Officer.  The Company does not currently have in place key man insurance on its management.
Labor Relations
The largest component of the Company's overall expenses will be salary, wages and benefits.  Any significant increase in these expenses could impact the financial results of the Company.  In addition, if there are any labor disruptions, then the operations of the Company would likely be interrupted and possible stopped.  This would have a serious and material adverse effect on the Company's ability to stay in business.
Conflicts Of Interest
Certain of the directors of the Company are also directors, officers or shareholders of other companies.  Such associations may give rise to conflicts of interest from time to time.  The directors of the Company will be required by law to act honestly and in good faith with a view to the best interests of the Company and to disclose any interest which they may have in any project or opportunity of the Company.  If a conflict arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter.  In determining whether or not the Company will participate in any project or opportunity, the director will primarily consider the degree of risk to which the Company may be exposed and its financial position at that time.  Failure to properly deal with conflicts of interest by directors and officers of the Company could have a material adverse effect on the financial position of the Company.
There can be no assurance that the Company will be successful in executing its strategic plan, or that its strategic plan will enable it to realize its business objectives.
There can be no assurance that the Company's business and growth strategy will enable it to achieve profitability in future periods.  The Company's future operating results will depend on a number of factors, including: (i) its ability to continue to successfully execute its strategic initiatives; (ii) the efficiency and effectiveness of its marketing programs in building product and brand awareness; (iii) its ability to realize greater levels of profitability; (iv) its ability to hire, train, manage and retain qualified staff; (v) its ability to continuously improve its service to achieve new and enhanced customer benefits, better quality and reduced costs; (vi) its ability to successfully identify and respond to emerging trends in green technology, green building, energy efficiency and environmental conservation; (vii) the level of competition in the aforementioned industry; and (viii) general economic conditions and consumer confidence.
There can be no assurance that it will be successful in executing its strategic plan or that this strategic plan will enable it to achieve its anticipated sales growth rates or to achieve profitability.  Failure to successfully execute any material part of its strategic plan could have a material adverse effect on the Company's business, financial condition, liquidity and results of operations.
There can be no assurance that the Company will be successful in protecting its intellectual property.
The Company relies on patented software and related technology.  Despite the Company's efforts to protect these proprietary rights, unauthorized parties may attempt to obtain and use information that the Company regards as proprietary.  Stopping unauthorized use of these proprietary rights may be difficult, time-consuming and costly.  There can be no assurance that the Company will be successful in protecting its proprietary rights and, if it is not, its business, financial condition, liquidity and results of operations could be materially adversely affected.
Our executive officers and directors possess significant voting control over the Company.
Our two primary shareholders own in aggregate 15,000,000 shares of common stock or approximately 88% of our outstanding common stock assuming that the full number of Series A 10% Convertible Preferred shares are sold and converted into common stock.  Our two primary shareholders are related to our executive officers.
Accordingly, such executive officers, directors and shareholder possess significant influence over the matters submitted to the stockholders for approval.  These matters include the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  This level of control by the executive officers and directors gives them substantial ability to determine our future as a business.  The ability to exercise significant voting control may result in decisions that may not be made in the best interests of the Company's stockholders and/or may eventually make the value of any investment in us worthless.  Any investor who purchases shares in the Company will be a minority stockholder and as such will have little say in the direction of the Company and the election of directors.  As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special stockholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

Our operating results are likely to fluctuate significantly quarter-to-quarter and year-to-year.
As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results, if any, are likely to fluctuate from period-to-period.  These fluctuations may be caused by a number of factors, many of which are beyond our control.  These factors include the following, as well as others discussed elsewhere in this section:
●	how and when we introduce our products, facilities and services and enhance our then existing products, facilities and services
●	our ability to attract and retain new customers and satisfy our customers' demands
●	our ability to establish and maintain strategic relationships
●	our ability to attract, train and retain key personnel
●	the emergence and success of new and existing competition
●	varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, including the hiring of new employees
For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results.  Our future operating results, if any, could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock.  Fluctuations in our operating results will likely increase the volatility of our stock price.
Competition
There are many companies, including very large well-known companies, engaged in developing technologies competitive to that of the Company.  There can be no assurance that the Company will be able to complete successfully.  Almost all of these companies have substantially greater capital, research and development, marketing and human resource capabilities, as well as experience, than does the Issuer, and represent significant competition for the Issuer.
Risks Relating to Our Securities
Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock or securities convertible into common stock.
We have no committed source of financing, including this offering.  Wherever possible, our Board of Directors may attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or securities convertible into common stock.  Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock.  In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market.  These actions will result in dilution of the ownership interests of existing stockholders, may dilute common stock book value, and that dilution may be material.  Issuance of shares in this offering will also dilute shareholders.  Such issuances may also serve to enhance existing management's ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.
The market price of the Company Shares is expected to be volatile.  An investor should not consider an investment in the Company Shares unless the investor is capable of sustaining an economic loss of the entire investment.
The Company does not yet have a trading market for its common stock.  When and if it becomes available, the market price of the Company Shares could be subject to significant fluctuation in response to variations in quarterly and yearly operating results, the success of the Company's business strategy and other factors.  The market price could also be affected by other variables, including the general condition of the market, the strength of the economy, the availability and attractiveness of alternative investments, and the breadth of the public market for the stock.  In addition, the stock market experiences price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of effected companies.  These fluctuations may adversely affect the market price of the Company Shares.  Therefore, investors could suffer significant losses if the price of the Company is depressed or the market is illiquid when an investor seeks liquidity and needs to sell the Company Shares.  The Company Shares are highly speculative and an investor should not consider an investment in the Company unless the investor is capable of sustaining an economic loss of the entire investment.
We have not paid, and we are unlikely to pay in the near future, cash dividends on our Common Stock.
We have never paid cash dividends on our Common Stock, and we do not anticipate doing so in the foreseeable future.  The payment of dividends by us will depend on our future earnings, financial condition, and such other business and economic factors as our management may consider relevant.  As a result, in the event you convert yours preferred stock to common stock, your only opportunity to achieve a return on your investment will be if the market price of our Common Stock appreciates and you sell your shares at a profit.
We will incur significant increased costs as a result of operating as a public reporting company as well as in connection with Section 404 of Sarbanes Oxley.
Upon completion of this offering, we intend to seek to become a "reporting company" pursuant to SEC rules and regulations.  When we do, we will incur legal, accounting and other expenses in connection with our expected future status as a reporting public company.  Sarbanes-Oxley and rules subsequently implemented by the SEC have imposed various requirements on public companies, including required changes in corporate governance practices.  As such, our management and other personnel will need to devote a substantial amount of time to these compliance initiatives.  Moreover, these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly.  Sarbanes-Oxley requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting.  Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses.  Our compliance with Section 404 of Sarbanes-Oxley and our future status as a reporting public company will require that we incur substantial accounting, legal and filing expenses and expend significant management efforts.  We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.  Moreover, if we are not able to comply with the requirements of Section 404 of Sarbanes-Oxley in a timely manner, the market price of our stock, if any, could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.
Our common stock may be deemed to be "Penny Stock," which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934.  The SEC generally defines "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to exceptions.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks.  Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.  These requirements may reduce the potential market for our common stock by reducing the number of potential investors, and may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them.  This could cause our stock price to decline, and , an investment in our common stock could be materially adversely affected.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $2,950,000, based on an assumed initial public offering price of $1.00 per share of Series A 10% Convertible Preferred Stock.  At an assumed available market price of $1.00 per share, the selling stockholders will receive $320,000 from their sale of our common stock in this offering.  We will not receive any proceeds from the sale of shares by the selling stockholders.

We intend to use the net proceeds we receive from this offering as follows:

•            for marketing and sales of our healthcare analytics, advisory products, health connect mobile app and on demand reports through our healthcare financial analysis.

•            the balance for working capital and other general corporate purposes, which may include opening additional offices in the United States and abroad, expanding sales and marketing activities, and possibly capital expenditures.

As a result of the foregoing, our management will have broad discretion to allocate the net proceeds from this offering.

We may use a portion of the net proceeds that we receive from this offering to expand our current business through acquisitions of complementary companies, assets or technologies. We currently have no understandings, commitments or agreements to make any acquisitions.

Pending specific utilization of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term investment grade and U.S. government securities.

PLAN OF DISTRIBUTION

We are offering the securities on a best efforts basis directly from the Company or through placement agents we may later identify.  Any such placement agents would not be purchasing or selling any securities under this prospectus, nor would they be required to arrange for the purchase or sale of any specific number or dollar amount of shares.

There is no minimum number of shares that must be sold as a condition to closing this offering; the actual number of shares sold in this offering is not presently determinable.

The Company in good faith determined the offering price for the Securities in this offering.  The factors considered in determining the price included the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

In the event we engage any placement agents we would pay them an aggregate placement agent fee equal to 10% of the gross proceeds of the sale of securities in the offering.  The estimated offering expenses payable by us, in addition to any placement agent fees, are approximately $50,000, which includes our legal and accounting costs and various other fees and costs associated with offering.  After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2,950,000, assuming all securities offered are sold in this offering.

Lock-Up

Our majority shareholders, executive officers and directors have agreed to certain lock-up provisions with regard to limitations on future sales of our common stock and other securities convertible into or exercisable or exchangeable for common stock for the period beginning on the closing date of the offering and ending 24 months thereafter.

Trading Market

Upon becoming a reporting company, we intend to apply for listing our common stock on a United States trading market.  Until such time, we intend to have our securities listed for trading on the OTC Markets "Pink" market.

Selling Shareholder Distribution

The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.  The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

•            ordinary brokers' transactions;
•            transactions involving cross or block trades;
•            through brokers, dealers, or underwriters who may act solely as agents
•            "at the market" into an existing market for the common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•            in privately negotiated transactions; or
•            any combination of the foregoing.

The Selling Shareholders are "underwriters" within the meaning of the Securities Act.

Neither we nor the Selling Shareholders can presently estimate the amount of compensation that any agent will receive.  We know of no existing arrangements between the Selling Shareholders, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus.  At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents.  This does not include payment for any costs or expenses incurred by shareholders related to ownership or sales of their shares.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have advised the Selling Shareholders that while they are engaged in a distribution of the shares included in this Prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value, and 100,000,000 shares of preferred stock, $0.001 par value.  As of June 24, 2016, we had 15,000,000 shares of common stock, and no preferred stock outstanding.

In this offering, we are offering a maximum of up to 3,000,000 Shares of our Series A 10% Convertible Preferred Stock.  Each Share will be sold at a price of $1.00.

Common Stock

The following description of our common stock is a summary.  It is not complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, both as amended, a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus supplement forms a part.

We are authorized to issue up to 500,000,000 shares of Common Stock, par value $0.001.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes.  Holders of common stock are entitled to share in all dividends that our Board of Directors, or the Board, in its discretion, declares from legally available funds.  In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock.

Preferred Stock

The following is a brief summary of our preferred stock and is subject to, and qualified in its entirety by our certificate of incorporation and bylaws, both as amended, a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus supplement forms a part.

We are authorized to issue up to 100,000,000 shares of Preferred Stock, par value $0.0001.  The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors.  The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Colorado.

Series A 10% Convertible Preferred Stock

On June 30, 2016 we will file a Certificate of Designation for 2,000,000 shares of Series A 10% Convertible Preferred Stock, par value $1.00 per share.  These are the shares of Preferred Stock to be sold in this offering.  The Series A Convertible Preferred Stock receives dividends of 10% payable quarterly, has no voting rights, and are convertible by dividing the greater of (i) the 20 day weighted average price of our common stock for the 20 trading days immediately preceding conversion or (ii) $1.00 per share, into the par value of such shares.  In the event the Company's stock trades at $2.00 per share or more for 20 consecutive trading days on the OTCQB market or better, the Company can require conversion of the Series A 10% Convertible Preferred Stock.

Warrants on Common Stock

As of June 24, 2016, the Company had issued no outstanding warrants or options to purchase shares of common stock.

SELLING SHAREHOLDERS

Certain of the shares offered pursuant to this Prospectus are offered on the account of various shareholders (the "Selling Shareholders").  None of the Selling Shareholders hold or have held in the past three years any position, office, or other material relationship with the Issuer, except as provided below.  The following table summarizes the shares held by the Selling Shareholders:

Name and position	Shares Beneficially Owned Prior to Offering	Shares Offered	Shares Beneficially Owned After Offering	Percentage Beneficially Owned (1)

Cutler Law Group Legal Counsel	20,000 Preferred shares	20,000 Preferred shares	0	*

Jyothi Kakumanu	12,450,000	249,000 Common shares	12,201,000	81.3%

Ramana Annamraju	2,550,000	51,000 Common shares	2,499,000	16.7%

Total	15,020,000	320,000	14,700,000	98.0% (1)
______________________

*            less than 0.1%

(1)            Does not reflect conversion of the Series A Convertible Preferred Stock.

Shares held include all shares beneficially owned by the respective selling stockholder.  Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

DESCRIPTION OF BUSINESS

Corporate Information

Although we have been operating since 2013, we were incorporated in Nevada on May 12, 2016.  Our principal executive offices are located at 6575 West Loop South, Suite 140, Bellaire, TX 77401 and our telephone number is (832) 938-4561.  The address of our website is www.scottline.com.  Information on our web site is not part of this Prospectus.

Business Summary

Scottline Healthcare Solutions ("Scottline" or the "Company"), has a strong reputation in healthcare IT solutions.  Scottline's analytics deliver result oriented solutions to optimize the revenue cycle for healthcare providers to minimize loss and maximize return on investment.

Scottline offers its healthcare analytics solutions on big data and enables decision-support capabilities.  Scottline's population analytics enables health plans, Accountable Care Organizations, hospitals and health systems and regional health information exchanges to better manage population risk, network management, clinical outcomes, population health management, patient population messaging and patient engagement.

Scottline enables clients with Techno-Functional Healthcare Consulting Expertise with more than 18 years in the healthcare industry and has its presence in office locations in Houston, San Francisco bay area and India.

Scottline's principal business is application development, IT staffing, systems integration, project management, digital marketing, data warehousing and business intelligence.  With this broad base, we offer effective solutions to our customers with the help of innovative technology.  Our mission is to provide healthcare IT services and solutions that add real business value to our customers while creating professional opportunities for our employees and value for our shareholders.  Our vision is to be recognized as a leading value-added IT provider for services and solutions in our selected markets.  Our objective is to provide healthcare product services to more than 100 healthcare facilities by the end of the second quarter of 2017.

Products and Services

Scottline takes a strategic approach towards providing efficient business solutions that not only meets our client's need but also help them to scale their business.  Scottline has presence in many domains including oil and gas, healthcare, financial services, life sciences, telecommunications, entertainment, government and retail.  Our primary focus however has been in healthcare.

The following are products developed by Scottline in the healthcare sector:
1.            Healthcare Analytics
2.            Patient Alliance
3.            Health Connect Mobile App
4.            Healthcare financial analysis (on demand reports).

Healthcare Market Challenges

Outstanding	Claim	Efficient	Minimize	Patient
Account			Revenue
	Denials	Billing		Engage
Receivables			Cycle gaps

Healthcare analytics

The global healthcare industry is experiencing fundamental transformation as it moves from a volume-based business to a value-based business.  We provide leading edge solutions for performance improvement through data integrity, advanced analytics and domain expertise.  Our data driven insights and solutions have been improving the return on investment (ROI), physician practices and clinics to achieve their quantitative financial goals.

Scottline's strategy for optimization of customer's revenue cycles includes:

•	Analytics on the go – the power of Scottline analytics is to view a "dashboard" on a smart phone, ipad or any other smart device through a highly secured and encrypted protocol.
•	View all of your outstanding inventory through the Scottline visualize analytics.
•	Prioritize outstanding claims by age and financial class.
•	Four quadrant approach for all open inventory, created a unique way of handling complete inventory.
•	Acceleration of revenue cycles and cash flow with intuitive Scottline analytics.
•	Predictive analytics to forecast cash projects (effectively a waterfall model analysis)
•	Automatically prioritize your workflow enabling positive patient interactions, directing work at the right time and for the right account.
•	Implementation of a denial and appeals management system.
•	Increased productivity and performance across the entire organization.
•	Remove data silos and create transparency which inhibits strategic decision making
•	Healthcare performance benchmarking analysis – provided on demand.

Our objective through our analytic products is to help clients optimize their accounts receivable and maximize return on investment.  Scottline's Healthcare analytics provides useful insights and actionable outcomes based on previous patterns and provide results towards a maximum return on investment for which every hospital and other healthcare facility is focused.  Scottline is currently in the process of certifying our products as per United States healthcare requirements

For C-level Executives our healthcare analytics can optimize and control the "Business Office", which is updated on the software dashboard where clients can see daily progress.  Scottline also handles outsourced modules to support client's elicitations for (i) account receivable nanagement, (ii) pre-registration and authorization. (iii) billing with quality assurance, (iv) electronic billing with edits, (v) manual billing or appeals, (vi) denial management [charges would be high for this module], and (vii) patient balances [Scottline's unique process of patient billing and collections].

Patient Alliance

Our smart technology ensures that patients can find our clients online, verify that a client is professional and legitimate, and easily book appointments.   The technology includes the ability to:

•	Identify members/customers within the healthcare ecosystem (such as healthcare galaxy) who can be served better.
•            Identify potential business Opportunities.
•            Identify opportunities for both inbound and outbound campaigns.
•	Enable marketing team with valuable information to target customer segments with specific needs.
•            Allow effective judgement of marketing tools and techniques.
•	Allow life cycle management of opportunities and hence provides a better mechanism of customer satisfactions.
•            Identify pharmacy claims and hence the prescribed medications.
•            Identify lab claims and hence the repetitive tests.
•            Combine member details with opportunities of pharmacy and lab.
•            Send details to inbound and outbound campaign agents / systems / reports.
•            If possible, loop back the input of customers to maintain opportunity life cycle.
•            Measure effectivity of campaign and agents.

Types of Campaigns possible through this program:

•            Inbound Campaign Management
•            Outbound Campaign Management

Additional Work Opportunities

•            To build/Modify campaign Management systems.
•            To integrate MediOPP Advisor with Campaign Management Systems.

Health Connect Mobile App

Scottline's HConnect is an easy-to-use and on-the-go patient engagement mobile application that allows patients to access health records anytime, anywhere.  This revolutionary app serves as the driving force for an effective engagement strategy, providing patients a wealth of self-management capabilities, leading to an improved health education, consistent secure communications capabilities and increased brand loyalty.

Some of the key features of our products are:
•	Educate, engage and empower patients
•	Push notifications for patients regarding important updates, announcements and events
•	Notification alerts on new test results availability
•	Secure online transaction and messaging system
•	Feedback option to improve customer experience

Health Connect – Web Application for patient Information and Engagement ("PIE")

Our Health Connect patient portal helps hospitals to improve overall patient satisfaction.  Health Connect allows patients to fully engage with their demographic, financial and health information through a secure website.

Health Connect is an essential part of an overall patient engagement strategy that provides practices with fully Health Insurance Portability and Accountability Act (HIPAA) compliant patient messaging via e-mail, phone, text and the web, offering convenient functionality for patients to keep connected with care givers.

Health Connect -PIE Key features are as follows:

•	Make processes more efficient across the continuum of care
•	Motivate patients to manage medications, care plans and admissions
•	Enhance population health management
•	Manage Scheduling through the app to reduce waiting time
•	Easy interaction through secured messaging system with the physician or care giver
•	Improve health system brand recognition via patient outreach

Health Connect essentially enables the patient to view and update the information such as scheduling, recent doctor cisits, medications/prescriptions, update insurance information, fill online dorms required for visit, immunizations, allergies, lab results, payments and communication with care givers.

Market Opportunity

The healthcare industry is experiencing a rapid growth in demand for data analytics as more organizations are using healthcare analytics tools to gain insights into their operations.  Big Data also continues to grow because it is now far more accessible to healthcare organizations with small Information Technology (IT) departments.

Development is primarily driven by predictive analytics and prescriptive analytics in the United States and Asia.  Forecasts reveal that this market could experience a double-digit growth because of the various benefits healthcare industries perceive in adopting analytics.  The perceived benefits are as follows:

•	Advanced pronouncements about when and how to care improved revenue management cycle
•	Better consumer commitment, health and supervision tools
•	Clinical analytics integrated with health management
•	Consolidation of health supervision tools with communication tools, work flows and analytics
•	Process optimization and financial data analytics and fraud detection

Interoperable Electronic Health Records (EHR) are expected to transform the health care industry and contribute to the reduction of healthcare's currently unsustainable growth rate as a percentage of the nation's Gross Domestic Product (GDP).  This transformation will affect the entire healthcare industry, spanning the spectrum from large medical centers to individual patients, their clinical providers, and payers.

Using healthcare analytics tools has become as simple as uploading a few data sets to the provider and letting them discover and share any valuable findings they uncover.

Key Findings from Research

Healthcare organizations around the world are challenged by pressures to reduce costs, improve coordination and outcomes, provide more with less and be more patient centric.  For instance evidence is mounting that the industry is increasingly challenged by entrenched inefficiencies and sub-optimal clinical outcomes.

Building analytics competency can help these organizations harness "big data" to create actionable insights, set their future vision, improve outcomes and reduce time to value.

Health Information Exchange (HIE) facilitates access to aggregation and management of operational, financial, and clinical data to enable efficient and effective care and services.

Analytics is entirely dependent upon its ability to access data in a secure and timely fashion.

Nearly 83% of healthcare organizations report having an analytics strategy with half of them having at least three tools in place to support their efforts.

Market Share and Size

The current worldwide market for healthcare analytics is currently valued at an estimated $4.8 billion.  PR Newswire reports, however, that the market will grow at a compound annual growth rate of more than 22% over the next four years (see http://www.prnewswire.com/news-releases/global-analytics-market-in-healthcare-industry-2014-2018-global-healthcare-analytics-market-by-application-clinical-intelligence-operational– business-intelligence-financial--staffing-end-users-healthcare-providers-he-276982141.html).  The global healthcare analytics market is expected to reach $18.7 Billion by 2020 from $5.8 Billion in 2015, at a compound annual growth rate of 26.5% during the forecast period.
See http://www.marketsandmarkets.com/PressReleases/healthcare-data-analytics.asp

The US health care system is the most costly in the world, accounting for 17% of the gross domestic product with estimates that percentage will grow to nearly 20% by 2020.  The US market for healthcare analytics is poised to grow from 10.0% adoption in 2011 to 50.0% adoption by 2016, a growth rate of 37.9%, according to a 2011 Frost and Sullivan market report.

In the United States, both small and large hospitals, as well as health plan providers and a few healthcare organizations have made significant investments in analytics to solve some of their business challenges and increase their operational efficiency.

We estimate that the untapped market size of healthcare industry is about 61%.   We also believe that at least 15% of hospitals are planning to outsource to obtain more return on investment.

Scottline Business and Marketing Strategy

Our objective is that by the end of the second quarter in 2017, we have signed on as clients at least 100 hospitals and other healthcare facilities.

We intend to reach this objective by the following marketing strategies:

•	Word of mouth and referrals from existing clients
•	Extensive marketing campaigns: brand building and increasing brand awareness
•	Preparation of a video to explain our concepts
•	Through our proposed ad campaign – "Add Life to Your Data"
•	Digital Marketing: Target is to generate 100 leads in three months
•	Writing blogs, Articles and participating in discussions in medical Healthcare Forums
•	Social Media Marketing through LinkedIn, Twitter and Facebook
•	Search Engine Optimization Google Ad-words
•            Promotion of Scottline Healthcare products at Healthcare Conferences  (There are approximately 55 upcoming healthcare conferences on various categories during the 2015-2016 financial year.
•             Register with Accountable Care Organizations.  An Accountable Care Organization (ACO) is a healthcare organization characterized by a payment and care delivery model that seeks to tie provider reimbursements to quality metrics and reductions in the total cost of care for an assigned population of patients
•            Cold calling and scheduled demonstrations of our products
•            Email marketing

Competitive Analysis

While the market potential for our healthcare analytic products is very large, the market for those services is a highly competitive marketplace.  The industry sectors are populated with large multi-national companies with vast financial resources, marketing power and substantial intellectual property.  We anticipate that we will have considerable challenges competing in this marketplace.

Scottline's Healthcare Analytics facilitates data driven decision making which will give a quick view of inventory and alerting system for the set quality measures.  We believe that Scottline's healthcare performance benchmarking analysis is the most vital feature in our product.  We are providing techno functional work with healthcare knowledge and analytics expertise.

We will be offering the industry standard benchmarking for the key performances indicators (KPI) based on the geographical location of the client.  We provide effective financial management, dashboards, revenue cycle optimization, all as key features which drives return on investment.

During implementation we will work on the Extract Transform and load [ ETL] / Automatic Data Transfer [ADT] process to automatically integrate with the client's data into our Data Warehouse (DW).

Our products provide 360 degree/multi-dimensional analytics to monitor performance and improve care.

Our pricing strategy is based on a revenue sharing module which internally depends on accounts receivable.

Our key competitors in the industry are OptumHealth, Verisk Analytics, MedeAnalytics and Cerner.

DESCRIPTION OF PROPERTY

The Company maintains its principal office in Bellaire, Texas.  The office is leased monthly at a cost of approximately $6,500 per month.  The Company has two other facilities, one in Santa Clara, California with a monthly lease cost of $1,500 and a facility in Hyderabad, India with a monthly lease cost of $3,000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion relates to the historical operations and financial statements of Scottline Healthcare Solutions, Inc. for the period from inception (May 23, 2016) through June 30, 2016.

Forward-Looking Statements

The following Management's Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this Annual Report.  The Management's Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  Any statements that are not statements of historical fact are forward-looking statements.  When used, the words "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.), or similar expressions, identify certain of these forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Annual Report.  Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading "Risks Factors" in our various filings with the Securities and Exchange Commission.  We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Annual Report.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The reported financial results and disclosures were determined using the significant accounting policies, practices and estimates described below:

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Risks and Uncertainties

The Company's operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at June 30, 2016.

Earnings (Loss) Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.  As of June 30, 2016 the company had no potential dilutive shares outstanding.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at tax rates expected to be in effect when such assets or liabilities are realized or settled. Deferred income tax assets are reduced by valuation allowances when necessary.

Assessing whether deferred tax assets are realizable requires significant judgment. The Company considers all available positive and negative evidence, including historical operating performance and expectations of future operating performance.  The ultimate realization of deferred tax assets is often dependent upon future taxable income and therefore can be uncertain.  To the extent the Company believes it is more likely than not that all or some portion of the asset will not be realized, valuation allowances are established against the Company's deferred tax assets, which increase income tax expense in the period when such a determination is made.

Income taxes include the largest amount of tax benefit for an uncertain tax position that is more likely than not to be sustained upon audit based on the technical merits of the tax position.  Settlements with tax authorities, the expiration of statutes of limitations for particular tax positions, or obtaining new information on particular tax positions may cause a change to the effective tax rate.  The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes on the statements of operations.  There were no unrecognized tax benefits for the period from inception (May 23, 2016) through June 30, 2016.

Fair Value of Financial Instruments

The Company applies the accounting guidance under Financial Accounting Standards Board ("FASB") ASC 820-10, "Fair Value Measurements", as well as certain related FASB staff positions.  This guidance defines fair value as the price that would be received from m selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The carrying amounts of the Company's short-term financial instruments, including cash and accounts payable – related party approximate fair value due to the relatively short period to maturity for these instruments.

Financial Condition and Results of Operations

We have recently commenced operation and do not have revenues to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements, including this offering. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Liquidity and Capital Resources

As of June 30, 2016, our current assets consisted of cash utilized to pay for our operations, our total liabilities were $21,645 consisting of a note to one of our executives.

Cash Flows from Operating Activities

We have not yet generated significant cash flows from operating activities.

Cash Flows from Financing Activities

We have financed our operations to date from related party advances.  We intend to finance our operations going forward through the sale of equity securities.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through related party advances in the near term as we prepare for this capital raise through an issuance of Series A Preferred Stock.  We may also offer other securities for sale.  We have no guarantees or firm commitments that the related party advances will continue in the near term.   Our working capital requirements are expected to increase with the growth of our business.

Existing working capital, further advances, capital raises and anticipated cash flow are expected to be adequate to fund our operations over the next twelve months.  We have no lines of credit or other bank financing arrangements. We have financed operations to date through related party advances.

Management anticipates additional increases in operating expenses relating to: (i) developmental expenses and (ii) marketing expenses.  We intend to finance these expenses with issuances of securities.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders.  Further, such securities might have rights, preferences or privileges senior to our common stock.  Additional financing may not be available upon acceptable terms, or at all.  If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Material Commitments

As of the date of this Prospectus, we do not have any material commitments.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve months.

Off-Balance Sheet Arrangements

As of the date of this Prospectus, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

DIRECTORS AND EXECUTIVE OFFICERS

Directors are elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.  Officers serve at the discretion of the Board of Directors.  We have assembled a management team and board of directors with experience entrepreneurship, finance and accounting, corporate development, sales and marketing, construction, and technology.

The table below shows our current executive officers and directors.
Name	Position	Since
Venkat Garikapati	Chief Executive Officer and Director	June 2016
Ramana Annamraju	Director	June 2016
Dr. Richard A. Williams Srini Yedalla Tom Deloney	Director Vice President Health Analytics and Innovations Executive Vice President	June 2016 June 2016 June 2016

Venkat Garikapati, Chief Executive Officer and Director

Venkat is highly experienced technical and strategic business-consultant has more than 12 years' experience in information technology, operations and senior-level management for providing business intelligence solutions.  Mr. Garikapati is principally responsible for the development, planning and delivery of the Company's projects.  Venkat joined Scottline in January 2016.  Prior to joining Scottline, in June 2013 Mr. Garikapati became a Senior Manager and Integrations Architect in three different locations for Expicient, Inc., where he designed and implemented interfaces between eCommerce, warehouse and inventory management systems, using various platforms.  From October 2012 through June 2013, Mr. Garikapati was a senior consultant and architect for Wipro Technologies in Atlanta Georgia, where he worked on enterprise business integration.  From November 2006 through October 2012, Venkat was a technology manager for Elemica, Inc. in Atlanta, Georgia.  Mr. Garikapati received a Master of Computer Applications degree in 1997 from Sri Venkateswara University in Tirupati Area, India.

Ramana Annamraju, Director

Ramana Annamraju is a dynamic leader with a 20 year career in healthcare, with strong emphasis on radiology and cardiology.  He owned and operated an imaging center for ten years. (IDTF-Independent Diagnostic Testing Facility).  Mr. Annamraju has authored several work flow process for radiology and xardiology outsourcing.  In early 1980s at the beginning of desktop computers, he designed and assembled a primary care diagnostic machine that consisted of EKG, PFT, Blood Analyzer, Holter  -- all on a PC.  Mr. Annamraju joined Scottline as a Director in January 2016.  In January 2014 and through present, Mr. Annamraju formed and operates Bricks for Doctors, a Company in the San Francisco bay area that offers testing services for physician offices.  Bricks for Doctors offers one laptop with more than 21 testing procedures.  From January 2006 through June 2011, Ramana was Chief Executive Officer of PACS Medical Technologies, LLC, which provided new and innovative technologies to primary care healthcare professionals.  Mr. Annamraju obtained an M.S. in Computer Science from Concordia University in [year].

Richard Williams, Director

Upon graduating from Howard High School at the top of his class with a 4.0 grade-point average, Dr. Williams was awarded a full scholarship to Harvard University from which he graduated with honors in 1957 as the first African American student at Harvard from Delaware.  He received the M.D. degree in 1962 from the State University of New York Downstate Medical Center, performed his internship at the University of California San Francisco Medical Center, Internal Medicine residency at the Los Angeles County USC Medical Center, and Cardiology fellowship at Harvard Medical School and Brigham and Women's Hospital in Boston.  He was an instructor in Cardiology at Harvard Medical School, and while in this position he founded and directed the Central Recruitment Council of Boston Hospitals, which recruited significant numbers of Black medical trainees to Boston hospitals for the first time in their history.  He then served for three years as the inaugural Assistant Medical Director at the Dr. Martin Luther King, Jr. Hospital in Watts, California, and was charged with the responsibility of opening the hospital.  Following this appointment, he took a position as Chief of the Heart Station and Coronary Care Unit at the West Los Angeles VA Hospital, eventually becoming head of Cardiology at that institution, and since 1983 to date as the first Black full Professor in the history of the Department of Medicine at the UCLA School of Medicine.  Dr. Williams has numerous publications and awards to his credit.  He has been active as a long-time member of the American Heart Association (AHA) and served for over 25 years on the Board of Directors of the Greater Los Angeles Affiliate. H e served as Chairman of the "Search Your Heart" Program sponsored by the AHA in Los Angeles in November 2000.  Beginning in 1974, he has been called on as a consultant to the AHA on matters concerning cardiovascular health in the black community, and he suggested the creation of the Women and Minorities Committee of the AHA, on which he also served.  Dr. Williams helped the AHA to organize the first scientific sessions at the annual AHA conventions dealing with issues in minorities. He is an internationally-recognized authority on hypertension, heart failure, and sudden cardiac death.

Srini Yedalla, Vice President Healthcare Analytics and Innovations

Accomplished healthcare professional with more than 18 years of expertise in revenue cycle, reimbursement, managed care, process improvement, billing and coding education and recognized for outstanding leadership and commitment within my profession.  Experienced consultant focused on improving physician's and practice efficiencies to minimize risk and increase patient access to care.  Mr. Yedallo joined Scottline in January 2016.  From March 2011 through December 2015, Mr. Yedalla was Manager of IT Applications for Anthelio Business Technologies in Dallas, Texas.  Anthelio Healthcare Solutions is a single source provider of technology products and services for the healthcare industry.  Previously from February 2005 through March 2011, Mr. Yedallo was an associate with Deloitte Consulting in New Jersey where he worked to coordinate the development of analytical models to meet client engagement needs, process information through the compilation, importation, categorization, calculation and validation of data, design and program queries to analyze large health care information data-sets.

Tom Deloney, Executive Vice President

Mr. Deloney joined Scottline, LLC as Chief Operating Officer in June 2014, and joined Scottline in June 2015.  Previously, from July 2003 through September 2012, Mr. Delaney was Sales Manager for KRIV Fox26 television and KTXH My20TV.  Mr. Delaney has a degree from Texas State University.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:
1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section discusses the material elements of our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions.  It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

In preparing to become a public company, we have begun a thorough review of all elements of our executive compensation program, including the function and design of our annual incentive bonus and equity incentive programs.  We have begun, and we expect to continue in the coming months, to evaluate the need for revisions to our executive compensation program to ensure our program is competitive with the companies with which we compete for executive talent and is appropriate for a public company.

Overview of Executive Compensation Process

Roles of Our Board and Chief Executive Officer in Compensation Decisions.

As a private company, our chief executive historically has overseen our executive compensation program.  In this role, our chief executive officer has reviewed all compensation decisions relating to our executive officers other than himself.  He has annually reviewed the performance of each of our other executive officers, and, based on these reviews, has made recommendations to our board of directors regarding salary adjustments, annual incentive bonus payments and equity incentive awards for our executive officers

As discussed above, in anticipation of becoming a public company, we have determined that our board will oversee our executive compensation program.  Our chief executive officer will make recommendations to the board regarding the compensation of our executive officers, but the board will make all compensation decisions regarding our executive officers.

Objectives and Philosophy of Our Executive Compensation Program.

Our primary objective with respect to executive compensation is to attract, retain and motivate highly talented individuals who have the skills and experience to successfully execute our business strategy.  Our executive compensation program is designed to:

•	reward the achievement of our annual and long-term operating and strategic goals;

•	recognize individual contributions;

•	align the interests of our executives with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value; and

•	retain and build our executive management team.

To achieve these objectives, our executive compensation program ties a portion of each executive's overall compensation — annual incentive bonuses — to key corporate financial goals and to individual goals.  We may also provide a portion of our executive compensation in the form of restricted stock and option awards that vest over time, which we believe helps to retain our executive officers and aligns their interests with those of our stockholders by allowing them to participate in our long-term performance as reflected in the trading price of shares of our common stock.

Elements of Our Executive Compensation Program. The primary elements of our executive compensation program are:

•	base salaries;
•	annual incentive bonuses;
•	equity incentive awards; and
•	other employee benefits.

We have not adopted any formal or informal policies or guidelines for allocating compensation among these elements.

Base Salaries.

We use competitive base salaries to attract and retain qualified candidates to help us achieve our growth and performance goals.  Base salaries are intended to recognize an executive officer's immediate contribution to our organization, as well as his or her experience, knowledge and responsibilities.

Our chief executive officer and our board will annually evaluate and adjust executive officer base salary levels based on factors determined to be relevant, including:

•	the executive officer's skills and experience;
•	the particular importance of the executive officer's position to us;
•	the executive officer's individual performance;
•	the executive officer's growth in his or her position; and
•	base salaries for comparable positions within our company and at other companies.
Once we are a public company, we will form a compensation committee that will perform such annual evaluations, and we expect that it will consider similar factors, as well as perhaps the input of a compensation firm and peer group benchmarking data, in making any adjustments to executive officer base salary levels.

Annual Incentive Bonus Program.

We intend to establish an incentive bonus program in which all of our executive officers, as well as most other full-time employees, participate.  These annual incentive bonuses are intended to compensate our executive officers for our achievement of corporate financial goals, as well as individual performance goals.

Equity Incentive Awards.

Our equity incentive award program is the primary vehicle for offering long-term incentives to our executive officers.  To date, no equity incentive awards have been granted to our executive officers.  All future equity incentive award will be made in the form of restricted stock awards and stock options, with options to be provided under a proposed Director, Officer, Employee and Consultant Stock Option Plan being the primary form of equity grants.  We believe that equity incentive awards:

•	provide our executive officers with a strong link to our long-term performance by enhancing their accountability for long-term decision making;
•	help balance the short-term orientation of our annual incentive bonus program;
•	create an ownership culture by aligning the interests of our executive officers with the creation of value for our stockholders; and
•	further our goal of executive retention.
Employees who are considered important to our long-term success are eligible to receive equity incentive awards, which will generally vest over five years.

All equity awards to our executive officers require approval by our board of directors, with input from our chief executive officer and our executive management team.  In determining the size of equity awards to executive officers, our board and chief executive officer have generally considered the executive's experience, skills, level and scope of responsibilities, existing equity holdings, and comparisons to comparable positions in our company.

Other Employee Benefits.  We intend to maintain broad-based benefits that are provided to all employees, including our 401(k) retirement plan, flexible spending accounts, medical and dental care plans, life insurance, short- and long-term disability policies, vacation and company holidays.  Our executive officers are eligible to participate in each of these programs on the same terms as non-executive employees; however, employees at the director level and above are eligible for life insurance coverage equal to three times (rather than twice) their annual base salary.

Severance and Change of Control Arrangements.  We presently have no other severance or change of control agreements with our executive officers

Risk Considerations in our Compensation Program.  We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company.  In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks.

Executive Compensation

Summary Compensation Table

Named Executive Officer	Year	Annual Compensation Salary	Annual Compensation Bonus	Other Annual Compensation	Compensation Restricted Stock	Long Term Compensation Options	LTIP Payouts	All Other
Venkat Garikapati	2016	$0	$0	-	-	-	-	-
Ramana Annamraju	2016	$0	$0	-	-	-	-	-
The following table sets forth the total compensation paid to, or accrued by, the Named Executive Officers and any other employees earning over $100,000 per year from inception of the Company in June 2016 to date.  No restricted stock awards, long-term incentive plan payout or other types of compensation were paid to these executive officers during those fiscal years.

Outstanding Equity Awards at Fiscal Year End Table

There are no outstanding options held by our named officers as of June 24, 2016

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial ownership of our common stock as of the date of this prospectus.  The table shows the number of shares owned by each person known to us who owns beneficially five percent or more of the outstanding shares of any class of the Company's stock, based on the number of shares outstanding as of the date of this report; each of the Company's Directors and Executive Officers; and all of its Directors and Executive Officers as a group.  The percentage of shares owned is based on 15,000,000 shares being outstanding.  Where the beneficially owned shares of any individual or group in the following table includes any options, warrants, or other rights to purchase shares in the Company's stock, the percentage of shares owned includes such shares as if the right to purchase had been duly exercised.
Name	Shares Beneficially Owned	Percentages
Jyothi Kakumanu[1]	12,450,000	83.0%
Ramana Annamraju	2,550,000	17.0%
		0.0%
All Officers and Directors as a Group (2 persons)	0	0.0%
1.	Jyothi Kakuman is the wife of Venkat Garikapati, our Chief Executive Officer and a Director.

Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jyothi Kakumanu is the wife of Venkat Garikapati, our Chief Executive Officer and a Director.

FINANCIAL STATEMENTS

SCOTTLINE HEALTHCARE SOLUTIONS, INC.
(A Development Stage Company)
FINANCIAL STATEMENTS June 30, 2016
Unaudited

BALANCE SHEET
STATEMENT OF OPERATIONS
STATEMENT OF STOCKHOLDERS' DEFICIT
STATEMENT OF CASH FLOW
NOTES TO FINANCIAL STATEMENTS

SCOTTLINE HEALTHCARE SOLUTIONS, INC. (A Development Stage Company) BALANCE SHEET Unaudited

The accompanying notes are an integral part of these financial statements.

SCOTTLINE HEALTHCARE SOLUTIONS, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS Unaudited

Period from inception (May 23, 2016 to June 30, 2016)
REVENUE

Revenues	$0
Total revenues	$0
EXPENSES
General & Administration Professional Fees	$1,645 $20,000
Total expenses	$21,645
NET LOSS	$(21,645)
LOSS .PER COMMON SHARE - Basic and diluted	$(0.001)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	15,000,000

The accompanying notes are an integral part of these financial statements.

SCOTTLINE HEALTHCARE SOLUTIONS, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOW
Unaudited
	Period from Inception (May 23, 2016) through June 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(21,645)
Adjustment to reconcile net loss to net cash used in operating activities	$
Net Change In Working Capital		$21,645
Purchase of capital asset		-
NET CASH USED IN OPERATING ACTIVITIES:		$21,645

NET CASH PROVIDED BY FINANCING ACTIVITIES:
Issuance of Founders Note		$21,645
NET INCREASE (DECREASE) IN CASH
CASH BEGINNING OF PERIOD		$0.00
CASH END OF PERIOD		$0.00

The accompanying notes are an integral part of these financial statements.

SCOTTLINE HEALTHCARE SOLUTIONS, INC.
(A Development Stage Company)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

June 30, 2016

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada on May 23, 2016.  The company has an established fiscal year end of December 31.
The Company is in the initial development stage.
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with "ASC-260", "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are the same.

NOTE 3 - CAPITAL STOCK

Effective May 23, 2016 the Company issued 15,000,000 shares to two accredited investors (who are relatives of the officers of the Company).

Effective June 1, 2016, a total of 20,000 shares of Series A Preferred Stock were issued for legal services.

NOTE 4 - SUBSEQUENT EVENTS

There are no events requiring disclosure for the period from inception (May 23, 2016) through and including June 30, 2016.

EXHIBITS

Exhibit A: Articles of Incorporation
Exhibit B: Bylaws

SCOTTLINE HEALTHCARE SOLUTIONS, INC.
 SIGNATURES

Pursuant to the requirements or Regulation A the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form I -A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellaire and County of Harris, Texas on June 24, 2016.

Scottline Healthcare Solutions, Inc.

/s/ Venkat Garikapati
Name: Venkat Garikapati
Title: Chief Executive Officer
In accordance with the requirements of the Securities Act of 1933. this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                                                                TitleDate
/s/ Venkat Garikapati
Venkat Garikapati                                                                  Director and Chief Executive
Officer (Principal Executive, Financial and Accounting Officer)

/s/ Ramana Annamraju
Ramana Annamraju                                                                  Director